                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

The Board of Directors
BancorpSouth, Inc.:

We consent to incorporation by reference in the Registration Statement (No. 2-88488) on Form S-8 of BancorpSouth, Inc. of our report dated June 11, 2004, relating to the statements of net assets available for plan benefits of the BancorpSouth, Inc. Amended and Restated Salary Deferral - Profit Sharing Employee Stock Ownership Plan as of December 31, 2003 and 2002, and the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 11-K of BancorpSouth, Inc. Amended and Restated Salary Deferral - Profit Sharing Employee Stock Ownership Plan.



                                            /s/ KPMG LLP

Memphis, Tennessee
June 23, 2004